EXHIBIT 99.1

ROCKY MOUNTAIN CHOCOLATE FACTORY REPORTS FISCAL FIRST QUARTER 2024 FINANCIAL RESULTS

- Company Makes Progress on its Three Strategic Pillars, Including $700K in Executed Annual Cost Savings, Sale of Non-Core Frozen Yogurt Business and New Revenue Enhancing Logistics Partnership -

- Company to Host Conference Call Today at 5:00 p.m. ET -

DURANGO, Colo., July 13, 2023 -- Rocky Mountain Chocolate Factory, Inc. (Nasdaq: RMCF) (the "Company", “we” or "RMCF"), an international franchisor and processor of premium chocolates and other confectionary products, is reporting financial and operating results for the three months ended May 31, 2023. The Company will host a conference call today at 5:00 p.m. Eastern time to discuss the results.

“During the quarter, we continued to lay the foundation of our strategic transformation plan: do more with less, simplify and focus our operations, and amplify and elevate the Rocky Mountain Chocolate brand,” said Rob Sarlls, CEO of Rocky Mountain Chocolate Factory. “To do more with less, we have significantly reduced waste and scrap due to better staff training and the elimination of underperforming SKUs. We have also migrated certain store delivery logistics to now utilize third-party cross docking to reduce trips and maximize pound volume on our own trucks shipped from Durango. Further, we eliminated two offsite third-party warehouses during the quarter as we have become more efficient with inventory management and demand planning, as reflected by a 46% reduction of inventory compared to the prior year. These initiatives have combined for over $700,000 in annual cost savings, which is more than 60% of our $1.2 million annual cost saving target introduced last quarter. This is ahead of our original expectations in terms of both magnitude and timing.”

“To simplify and focus our operations, our key strategic decision to divest our U-Swirl frozen yogurt business was completed in May, which enables us to better focus on our core premium chocolate business moving forward. Additionally, we are midway through a plan to reduce SKU count by 25% as we eliminate underperforming chocolate SKUs and increase our ability to produce significantly higher volumes of our most popular items.

“To amplify and elevate our brand, we recently completed an overhaul of our franchise offering and documentation, establishing for the first time an area development offering to better attract multi-unit operators, as well as simplifying our royalty structure and implementing new standards and incentives for greater selling of Durango-sourced products. With the completion of the frozen yogurt sale, our two newly appointed franchise operations directors have transitioned into their new roles and are now fully focused on encouraging higher compliance to brands standards, as well as working directly with franchisees to help increase sales and achieve better store-level economics. For our image transformation, our sales and marketing team has recently partnered with Crown Creative to elevate and update our brand and trade dress.”

“Most notably,” Sarlls continued, “we have formed a strategic partnership with a nationally renowned cold chain logistics company to provide more efficient nationwide two-day delivery for online customers, something that was not achievable from Durango as a shipping origin. Full rollout of this partnership will continue over this next quarter to enable significantly higher sales volumes for both online consumers and other key omnichannel customers.

“As we continue through fiscal 2024, we look forward to demonstrating further progress on our plan as we position RMCF for sustainable growth and profitability as America’s preferred premium chocolatier.”

Recent U-Swirl Divestiture

On February 24, 2023, and May 1, 2023, the Company completed the sale of its U-Swirl Company-owned locations and U-Swirl franchise rights, respectively. As a result, the historical and current results of U-Swirl operations are reported as discontinued operations. Therefore, for all periods presented in this release, all figures incorporate these changes and reflect continuing operations only, unless otherwise noted.

Fiscal Q1 2024 Financial Results vs. Year-Ago Quarter

●	Total revenue was $6.4 million compared to $6.9 million. The decrease was primarily due to $0.3 million of lower shipment of products related to the planned exit of two customers.

●

Total factory and retail gross profit was $0.3 million compared to $0.9 million, with gross margin of 5.1% compared to 16.3%. The decrease was primarily due to lower production volume resulting from the Company’s strategy to produce finished goods closer to final consumption, the aforementioned reduction of non-core SKUs, and higher costs related to wages and inflation. This was partially offset by positive contributions to gross profit including lower transportation expense, reduced waste and scrap, and lower warehousing expense.

●

Total operating expenses were $7.9 million compared to $7.2 million. The increase was primarily due to increased staffing costs driven by new mid- and senior leadership, including the Company’s CEO, CFO and Senior Supply Chain Advisor whom are all working to drive the aforementioned operational improvements; increased franchise support costs related to store visits, new store openings and transfers; and annual convention costs that were previously biannual.

●	Net loss from continuing operations was $1.5 million or $(0.24) per share, compared to a net loss from continuing operations of $0.3 million or $(0.05) per share.

●

Adjusted EBITDA (a non-GAAP measure defined below) was $(0.8) million compared to $0.7 million, with the decrease primarily driven by lower revenue related to the planned exit of certain customers, as well as higher staffing and franchise expenses.

Conference Call Information

The Company will conduct a conference call on July 13, 2023 at 5:00 p.m. Eastern time to discuss its financial results. A question-and-answer session will follow management’s opening remarks. The conference call details are as follows:

Date: Thursday, July 13, 2023

Time: 5:00 p.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at RMCF@elevate-ir.com.

Non-GAAP Financial Measures

To supplement RMCF’s consolidated financial statements, which are prepared and presented in accordance with GAAP, RMCF provides investors with certain non-GAAP financial measures, such as adjusted EBITDA. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, stock-based compensation expenses, costs associated with non-recurring expenses (which include costs associated with proxy contests and related matters, costs associated with the departure of executive officers, costs recognized to retain new executive officers, event specific inventory disposal costs, and gains and losses associated with long-lived asset sales and impairment) to GAAP income (loss) from operations.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. Management uses adjusted EBITDA because it believes that adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. Management believes that adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, management uses adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income from operations and net income. Reconciliations of this non-GAAP measure to its most comparable GAAP measure are included at the end of this press release.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., (the "Company"), ranked number one on Newsweek's list of "America's Best Retailers 2022" in the chocolate and candy stores category and headquartered in Durango, Colorado, is an international franchiser of premium chocolate and confection stores and a processor of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries, franchisees and licensees currently operate over 270 Rocky Mountain Chocolate Factory stores across the United States, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this Quarterly Report are forward-looking statements. Many of the forward-looking statements contained in this document may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements expressing general views about future operating results - are forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: inflationary impacts, the impacts of the COVID-19 pandemic on our business, the outcome of legal proceedings, changes in the confectionery business environment, seasonality, consumer interest in our products, the success of our frozen yogurt business, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of our co-branding strategy, the success of international expansion efforts and the effect of government regulations. For a detailed discussion of the risks and uncertainties that may cause our actual results to differ from the forward-looking statements contained herein, please see the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, each filed with the Securities and Exchange Commission.

Investor Contact

Sean Mansouri, CFA

Elevate IR

720-330-2829

RMCF@elevate-ir.com

Media Contact

Rob Swadosh

SwadoshGroup

908-723-2845

Rob.swadosh.swadoshgroup@gmail.com

STORE INFORMATION

	New stores opened during
	the three months ended	Stores open as of
	May 31, 2023	May 31, 2023
United States
Rocky Mountain Chocolate Factory
Franchise Stores	2	152
Company-Owned Stores	0	1
Co-brand Stores	2	113
International License Stores	0	4
Total	4	270

SELECTED BALANCE SHEET DATA

(in thousands)

(unaudited)

	May 31, 2023	February 28, 2023
Current Assets	$10,516	$11,205
Total Assets	20,799	21,987
Current Liabilities	4,795	5,010
Total Liabilities	7,051	7,617
Stockholder's Equity	$13,748	$14,370

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended May 31,		Three Months Ended May 31,
	2023	2022	2023	2022
Revenues
Factory sales	$4,824	$5,158	75.0%	74.7%
Royalty and marketing fees	1,375	1,440	21.4%	20.9%
Franchise fees	45	54	0.7%	0.8%
Retail sales	192	250	3.0%	3.6%
Total Revenues	6,436	6,902	100.0%	100.0%

Costs and expenses
Cost of sales	4,758	4,526	73.9%	65.6%
Franchise costs	680	419	10.6%	6.1%
Sales and marketing	473	481	7.3%	7.0%
General and administrative	1,932	1,606	30.0%	23.3%
Retail operating	103	158	1.6%	2.3%
Depreciation and amortization, exclusive of depreciation and amortization expense of $171 and $160 included in cost of sales, respectively	31	29	0.5%	0.4%
Total Costs and Expenses	7,977	7,219	123.9%	104.6%

Income (loss) from operations	(1,541)	(317)	-23.9%	-4.6%

Other income
Interest expense	(6)	-	-0.1%	0.0%
Interest income	20	2	0.3%	0.0%
Other Income, net	14	2	0.2%	0.0%

Income (loss) before income taxes	(1,527)	(315)	-23.7%	-4.6%

Provision for income taxes	-	(29)	0.0%	-0.4%

Net income (loss) from continuing operations	(1,527)	(286)	-23.7%	-4.1%

Discontinued Operations
Earnings from discontinued operations, net of tax	69	171
Gain on disposal of discontinued operations, net of tax	635	-
Net income (loss) from discontinued operations, net of tax	704	171
Consolidated Net (Loss) Earnings	(823)	(115)
Basic Earnings (loss) Per Common Share
Loss from continuing operations	$(0.24)	$(0.05)
Earnings (loss) from discontinued operations	$0.11	$0.03
Net Earnings	$(0.13)	$(0.02)

Diluted Earnings (loss) Per Common Share
Loss from continuing operations	$(0.24)	$(0.05)
Earnings (loss) from discontinued operations	$0.11	$0.03
Net Earnings	$(0.13)	$(0.02)

Weighted Average Common Shares Outstanding	6,276,613	6,206,939

Dilutive Effect of Employee Stock Awards	-	-

Weighted Average Common
Shares Outstanding,
Assuming Dilution	6,276,613	6,206,939

GAAP RECONCILIATION

ADJUSTED EBITDA

(in thousands)
(unaudited)

	Three Months Ended May 31,
	2023	2022	Change
GAAP: Income from Operations	$(1,541)	$(317)	n/m
Depreciation and Amortization	202	189
Stock-Based Compensation Expense	202	132
Costs associated with non-recurring expenses (1)	373	657
Non-GAAP, adjusted EBITDA	$(764)	$661	n/m

(1) Non-recurring expenses include costs associated with the departure of the former Senior Vice President – Franchise Development, the retention of a new Chief Executive Officer, staff relocation costs associated with hiring, costs associated with a stockholder’s contested solicitation of proxies and non-recurring gains or losses on the sale of long-lived assets.